                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the registrant

[_] Filed by a party other than the registrant

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a--11(c) or Rule 14a-12

                          PILGRIM'S PRIDE CORPORATION
_______________________________________________________________________________
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

_______________________________________________________________________________
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X] No Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)Title of each class of securities to which transaction applies:

_______________________________________________________________________________
  (2) Aggregate number of securities to which transaction applies:

_______________________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________________________________________________
  (4) Proposed maximum aggregate value of transaction:

_______________________________________________________________________________
  (5) Total fee paid:

_______________________________________________________________________________

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

_______________________________________________________________________________
  (2) Form, Schedule or Registration Statement No.:

_______________________________________________________________________________
  (3) Filing Party:

_______________________________________________________________________________
  (4) Date Filed:

_______________________________________________________________________________

                          PILGRIM'S PRIDE CORPORATION
                            110 SOUTH TEXAS STREET
                            PITTSBURG, TEXAS 75686

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 30, 1998
                                      AT
                            110 SOUTH TEXAS STREET
                            PITTSBURG, TEXAS 75686

  Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Pilgrim's Pride Corporation, a Delaware corporation (the "Company"), will be held on June 30, 1998 at 11:00 a.m., local time, at 110 South Texas Street, Pittsburg, Texas 75686 to consider the following matters:

    1. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation to (i) reclassify the existing common stock of the Company as Class B Common Stock, (ii) authorize a new class of common stock, designated as Class A Common Stock, (iii) increase the number of authorized shares of capital stock from 50,000,000 shares to 165,000,000 shares, consisting of 5,000,000 shares of preferred stock, 100,000,000 shares of Class A Common Stock and 60,000,000 shares of Class B Common Stock, and (iv) establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock, all as more specifically described in the attached Proxy Statement; and

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on June 1, 1998 as the record date for determining stockholders of record entitled to notice of, and to vote at, the Special Meeting.

                                               /s/ RICHARD A. COGDILL

                                                   RICHARD A. COGDILL
                                             Executive Vice President, Chief
                                                    Financial Officer,
                                                 Secretary and Treasurer
Pittsburg, Texas
June 9, 1998


                            YOUR VOTE IS IMPORTANT!
                PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY.

                          PILGRIM'S PRIDE CORPORATION
                            110 SOUTH TEXAS STREET
                            PITTSBURG, TEXAS 75686

                               ----------------

                      PROXY STATEMENT FOR SPECIAL MEETING

                               ----------------

                              GENERAL INFORMATION

  The Board of Directors of Pilgrim's Pride Corporation (the "Company") solicits stockholders' proxies in the accompanying form for use at the Special Meeting of Stockholders to be held on June 30, 1998, at 11:00 a.m., local time, at 110 South Texas Street, Pittsburg, Texas 75686 (the "Special Meeting"). This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about June 9, 1998, to all stockholders entitled to receive notice of, and to vote at, the Special Meeting.

  The principal executive offices of the Company are located at 110 South Texas Street, Pittsburg, Texas 75686. Any writing required to be sent to the Company should be mailed to this address.

OUTSTANDING VOTING SECURITIES

  Each stockholder of record at the close of business on June 1, 1998 (the "Record Date") will be entitled to one vote for each share of the Company's common stock, par value $.01 per share, held on the Record Date. The accompanying proxy card indicates the number of shares to be voted. On June 1, 1998, there were 27,589,250 shares of the Company's common stock issued and outstanding.

VOTING OF PROXIES

  Because many of the Company's stockholders are unable to attend the Special Meeting, the Board of Directors solicits proxies by mail to give each stockholder an opportunity to vote on all items of business scheduled to come before the Special Meeting. Each stockholder is urged to:

  (1) read carefully the material in this Proxy Statement;

  (2) specify his or her voting instruction by marking the appropriate box on the accompanying proxy card; and

  (3) sign, date and return the card in the enclosed, postage prepaid envelope.

  The accompanying proxy card allows a stockholder to abstain from voting if the stockholder chooses to do so.

  When the accompanying proxy card is properly executed and returned with voting instructions, the shares represented by the proxy will be voted in accordance with the stockholder's direction by the persons named on the card as proxies of the stockholders. If a proxy card is signed and returned, but no specific voting instructions are given, the shares represented by the proxy card will be voted for the amendment to the Company's Certificate of Incorporation and at the proxies' discretion on any other matters that come before the Special Meeting.

  The proxy does not affect a stockholder's right to vote in person at the Special Meeting. If a stockholder executes a proxy, he or she may revoke it at any time before it is voted by submitting a new proxy card, by communicating his or her revocation in writing to the Secretary of the Company or by voting by ballot at the Special Meeting.

VOTE REQUIRED

  The holders of at least a majority of the shares of the Company's common stock outstanding on the Record Date must be present in person or by proxy at the Special Meeting for the Special Meeting to be held. Abstentions and broker non-votes are counted in determining whether at least a majority of the shares of the Company's common stock outstanding on the Record Date are present at the Special Meeting. The affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of the amendment to the Company's Certificate of Incorporation. Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to amend the Company's Certificate of Incorporation. Lonnie "Bo" Pilgrim owned or controlled 16,773,491 shares (60.8%) of the Company's common stock on the Record Date and thus will be able to approve the amendment to the Company's Certificate of Incorporation.

COST OF PROXY SOLICITATION

  The Company will bear the cost of the Special Meeting and the cost of soliciting proxies in the accompanying form, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies by telephone or otherwise. They will not be specifically compensated for such services. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's common stock and to secure their voting instructions, if necessary. The Company will reimburse them for the expenses in so doing.

                              SECURITY OWNERSHIP

  The following table sets forth, as of May 10, 1998, certain information with respect to the beneficial ownership of the Company's common stock by (i) each stockholder beneficially owning at least 5% of the Company's outstanding common stock; (ii) each director of the Company who is a stockholder of the Company; (iii) the Company's Chief Executive Officer; (iv) the Company's four most highly compensated executive officers other than the Chief Executive Officer; and (v) all executive officers and directors of the Company as a group.

                                                          AMOUNT AND
                                                          NATURE OF
                                                          BENEFICIAL PERCENT OF
   NAME OF BENEFICIAL OWNERS                              OWNERSHIP    CLASS
   -------------------------                              ---------- ----------
   Lonnie "Bo" Pilgrim (a) (b)........................... 16,773,491    60.8%
     110 South Texas Street
     Pittsburg, Texas 75686
   Lonnie Ken Pilgrim (b) (c)............................    529,352     1.9
   Clifford E. Butler (b)................................     31,476      (d)
   Lindy M. "Buddy" Pilgrim (b)..........................     23,750      (d)
   Robert L. Hendrix (b).................................     24,404      (d)
   David Van Hoose (b)...................................      5,181      (d)
   James J. Miner (b)....................................     11,631      (d)
   James G. Vetter, Jr...................................      1,550      (d)
   Donald L. Wass........................................        300      (d)
   All executive officers and directors as a group (17
    persons)............................................. 17,435,080    63.2%

--------
(a) Includes 60,387 shares held of record by Pilgrim Family Trust I, an irrevocable trust dated June 16, 1987, for the benefit of Lonnie "Bo" Pilgrim's surviving spouse and children, of which Lonnie Ken Pilgrim and Patty R. Pilgrim, Lonnie "Bo" Pilgrim's wife, are co-trustees, and 60,386 shares held of record by Pilgrim Family Trust II, an irrevocable trust dated December 23, 1987, for the benefit of Lonnie "Bo" Pilgrim and his children, of which Lonnie "Bo" Pilgrim and Lonnie Ken Pilgrim are co-trustees. Mr. Lonnie "Bo" Pilgrim disclaims any beneficial interest in the shares held by his children.

(b) Includes shares held in trust by the Company's 401(k) Salary Deferral
    Plan.

(c) Includes 6,465 shares held by his wife, and 60,387 and 60,386 shares held by Pilgrim Family Trust I and Pilgrim Family Trust II, respectively, for both of which Lonnie Ken Pilgrim serves as a co-trustee. Also includes 25,350 shares held in two irrevocable trusts dated December 15, 1994 and October 31, 1989, of which Lonnie Ken Pilgrim is a co-trustee for the benefit of his children. Lonnie Ken Pilgrim disclaims any beneficial interest in the foregoing shares.

(d) Less than 1%.

                                   PROPOSAL:

              AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION

GENERAL

  The Company's Certificate of Incorporation currently provides for the issuance of up to 50,000,000 shares of capital stock, comprised of 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), and 45,000,000 shares of common stock, par value $.01 per share. At the Special Meeting, the Company's stockholders are being asked to consider and vote upon a proposal to approve an amendment in the form attached hereto as Annex A (the "Amendment" or the "Reclassification") to the Company's Certificate of Incorporation which would (i) reclassify the existing common stock of the Company (the "Existing Common Stock") as Class B Common Stock (the "Class B Common Stock"), (ii) authorize a new class of common stock, designated as Class A Common Stock (the "Class A Common Stock" and, together with the Class B Common Stock, "Common Stock"), (iii) increase the number of authorized shares of capital stock from fifty million (50,000,000) to one hundred sixty five million (165,000,000), consisting of five million (5,000,000) shares of preferred stock, one hundred million (100,000,000) shares of Class A Common Stock and sixty million (60,000,000) shares of Class B Common Stock, and (iv) establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock.

  If the Amendment is approved by the stockholders, the Board of Directors intends to file a Certificate of Amendment to the Certificate of Incorporation of the Company in accordance with the Amendment. The Amendment will be effective immediately upon acceptance of filing by the Secretary of State of the State of Delaware (the "Effective Date"). The Board would then be free to issue any class of the Company's authorized capital stock without any further action on the part of the stockholders. Although the Board presently intends to file the Certificate of Amendment, if the Amendment is approved by stockholders, the resolution of stockholders will reserve to the Board of Directors the right to defer or abandon the Amendment and not file such Certificate of Amendment.

  Upon effectiveness of the Amendment, each outstanding share of Existing Common Stock will automatically be converted into, and the certificate therefore will be deemed to represent, one share of Class B Common Stock. The Existing Common Stock certificates will no longer specify the correct designation but will represent an equal number of shares of Class B Common Stock. New certificates representing the Class B Common Stock will not be issued until further transfer of such shares to new holders or a request is received from a stockholder to replace such stockholder's Existing Common Stock certificate with a Class B Common Stock certificate.

  Under the provisions of the Amendment, the currently outstanding shares of Existing Common Stock would be reclassified as Class B Common Stock and would continue to have substantially their present rights, powers and limitations, except that each share of Class B Common Stock will entitle the holder thereof to 20 votes except as otherwise provided by law. As more fully described below, each share of the new Class A Common Stock would be substantially identical to the shares of Class B Common Stock, except that each share of Class A Common Stock will entitle the holder thereof to one vote per share on any matter submitted for a stockholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Amendment has been unanimously approved by the Company's Board of Directors. The Board believes that the Amendment is in the best interests of the Company and its stockholders and recommends that you vote "FOR" the adoption of the Amendment.

REASON FOR THE AMENDMENT

  The Company qualifies as a "family corporation" under Section 447 of the Internal Revenue Code of 1986, as amended (the "Code"). Section 447 of the Code provides that a corporation is a "family corporation" if at least 50% of the total combined voting power of all classes of stock entitled to vote and at least 50% of all other classes of stock of the corporation are owned by members of the same family and certain other conditions are met. The Company is controlled by Lonnie A. "Bo" Pilgrim (the "Founder") who owns over 60% of its outstanding common stock and meets the other requirements of a "family corporation."

  Before July 2, 1988, the Company used the cash method of accounting for federal income tax purposes. Pursuant to changes in the law enacted by the Revenue Act of 1987, the Company (as a "family corporation") was required to change its method of accounting to the accrual method for federal income tax purposes. As a consequence of such change in accounting method, the Company was permitted to create a "suspense account" in the amount of approximately $89.7 million, which represents deferred income arising from the Company's prior use of the cash method of accounting. Beginning fiscal 1997, the Company is generally required to include 1/20th of this amount, or approximately $4.5 million, in taxable income each year for the next 20 years. However, the full amount must be included in taxable income in any year that the Company ceases to be a "family corporation." Accordingly, if the Founder's family ceases to own at least 50% of the total combined voting power of all classes of the Company's stock entitled to vote, the Company would cease to be a "family corporation" and would be required to recognize the balance of the "suspense account" in taxable income.

  The Board of Directors believes that the continued success and growth of the Company requires the flexibility to issue stock to raise capital and/or acquire other companies. The Board of Directors believes that the Amendment would promote both objectives, without causing the adverse tax consequences described above or any disenfranchisement of existing stockholders. Further, the Board of Directors believes the Amendment is consistent with dual class capital structures which have been adopted by a number of publicly held companies.

CERTAIN POTENTIAL BENEFITS OF THE AMENDMENT

  After careful consideration, the Board has identified the following potential benefits of the Amendment for the Company and its stockholders:

  No Disenfranchisement of Existing Stockholders. The Board believes that the Amendment is preferable to other dual class structures because it will not reduce the voting power of existing stockholders. In particular, because each holder of a share of Existing Common Stock will, immediately following the amendment, hold one share of Class B Common Stock, the Reclassification will have no immediate effect on the relative voting strength of existing stockholders, including the Founder.

  Increased Flexibility in Raising Capital and in Responding to Future Acquisition Opportunities. The Company has followed, and continues to follow, a long term strategy for growth. The Board of Directors believes that this strategy will best maximize the value of the Company. The Board also believes that implementation of the Amendment would provide the Company with increased flexibility in the future to issue common equity in connection with acquisitions and to raise equity capital or to issue convertible debt as a means to finance future growth without triggering the adverse tax consequences described above under "--Reason for the Amendment" and without significantly diluting the voting strength of current stockholders, including the Founder.

  The Board of Directors believes that this increased flexibility is important because of its belief that consolidation is underway in the industry. The Company believes that consummation of any strategic acquisitions that may arise in the future may require the issuance of substantial amounts of capital stock and/or cash payments. The availability of a pool of authorized but unissued Class A Common Stock that can be issued without triggering the adverse tax consequences described above will provide the Company with greater flexibility in responding to acquisition opportunities that the Board of Directors determines are in the Company's long term best interest.

  Business Relationships. Implementation of the Amendment may enhance the existing and potential business relationships of the Company with suppliers, customers, lenders and other parties who may become concerned about the limitations on the Company's ability to raise equity capital without triggering the adverse tax consequences described above or about changes in control of the Company in the event the Founder's holdings are diluted as a result of future issuances by the Company.

CERTAIN POTENTIAL DISADVANTAGES OF THE AMENDMENT

  In addition to the potential benefits of the Amendment discussed above, the Board also considered potential disadvantages of the Amendment, including the following:

  Uncertain Effect on Stock Price. Any issuance of shares of Class A Common Stock could affect the price of the Class B Common Stock. However, many factors, including general market conditions, future performance of the Company and the performance of other companies in the industry, could cause fluctuations in the prices for both the Class A Common Stock and Class B Common Stock, and could cause the Class A Common Stock and Class B Common Stock to trade at different prices. While the Company presently intends to issue only Class A Common Stock in the future if the Amendment is adopted and implemented, it may from time to time issue Class B Common Stock if necessary to achieve strategic objectives of the Company. Future issuances of both Class A Common Stock and Class B Common Stock could affect the price for either or both classes of Common Stock. For the foregoing reasons, the Company cannot predict the relative or absolute effect of the Amendment on the market price for the Class B Common Stock. See "--Risk of Discounted Value of Class A Common Stock in Future Acquisitions or Financings," "--Description of the Amendment," and "--Certain Anti-Takeover Effects."

  Potential Negative Response of Institutional Investors. Implementation of the Amendment may affect the decision of certain institutional investors that would otherwise consider investing in the Class B Common Stock but who object to the Amendment. To the extent that institutional investors avoid purchasing the Company's stock, the stock price may be negatively affected by the decreased demand.

  Risk of Discounted Value of Class A Common Stock in Future Acquisitions or Financings. The Company presently plans to issue Class A Common Stock in future acquisitions, financings or offerings. If the Class A Common Stock trades at a discount to the Class B Common Stock, then acquisitions or financings involving the issuance of Class A Common Stock will be economically more dilutive to existing stockholders than such transactions would be if the Company issued Class B Common Stock. This dilution, if it occurs, will result in decreased earnings per share and lower stock prices for both the Class B Common Stock and the Class A Common Stock. See "--Description of the Amendment."

  Complications for Future Business Combinations. The Board believes that the creation of Class A Common Stock will allow the Company greater flexibility in carrying out future acquisitions. However, the existence of two classes of Common Stock will cause difficulties in accounting for such acquisitions using the "pooling of interests" method for financial reporting purposes. This factor could counteract the increase in flexibility in responding to acquisition opportunities that is an anticipated result of the Amendment.

  Potential Payment of Deferred Taxes. For the Company to remain a "family corporation," at least 50% of the total combined voting power of all classes of stock entitled to vote of the Company and at least 50% of all other classes of stock of the Company must be owned by the Founder's family. Thus, if the Class A Common Stock was deemed not to be a "class of stock entitled to vote" and the Founder's family failed to own at least 50% of any outstanding Class A Common Stock, the balance of the $89.7 million "suspense account" would be immediately included in the taxable income of the Company. However, Baker & McKenzie has advised the Company that, although no assurances can be given, in its opinion the Class A Common Stock should be considered "a class of stock entitled to vote." See "--Reason for the Amendment."

  Potential Changes in Law or Regulations. In recent years, bills have been introduced in Congress that, if enacted, would have prohibited the registration of common stock on a national securities exchange or the trading of such common stock on Nasdaq if such common stock was part of a class of securities which has no voting rights or carried disproportionate voting rights. While these bills have not been acted upon by Congress, there can be no assurance that such a bill (or a modified version thereof) will not be introduced in Congress in the future. Legislation or other regulatory developments could make the Class A Common Stock and Class B Common Stock ineligible for trading on national securities exchanges and Nasdaq. Similarly, rule changes adopted by the exchanges or the National Association of Securities Dealers could also make the Class A Common Stock or Class B Common Stock ineligible for trading on one or more of such exchanges or Nasdaq. The Company is unable to predict whether any such regulatory proposals or rule changes will be adopted or whether they will have such effect.

SECURITIES LAWS & REGULATIONS

  Federal Securities Laws. Because the Existing Common Stock will be reclassified as Class B Common Stock with essentially the same rights, powers and limitations, the Reclassification is not an "offer," "offer to sell," "offer for sale" or "sale" of a security within the meaning of Section 2(3) of the Securities Act of 1933, as amended (the "Securities Act"), and will not involve the substitution of one security for another under Rule 145 thereunder. Because the Reclassification does not constitute a "sale" of Class B Common Stock under the Securities Act, stockholders will not be deemed to have purchased such shares separately from the Existing Common Stock under the Securities Act and Rule 144 thereunder. Shares of Class B Common Stock held immediately upon effectiveness of the Amendment may be offered for sale and sold in the same manner as the Existing Common Stock. Any affiliate of the Company under Rule 144 will be subject to the same restrictions in disposing of Class B Common Stock as the affiliate presently is with respect to the Existing Common Stock.

  NYSE Criteria. The Existing Common Stock is currently listed on the New York Stock Exchange ("NYSE"), and application is being made to trade the Class B Common Stock on the NYSE as well. The Company has reviewed the terms of the Amendment with the NYSE and has been advised by the NYSE that the Reclassification would not violate the NYSE's voting rights policy.

DESCRIPTION OF THE AMENDMENT

  As indicated above, the Amendment will reclassify the Existing Common Stock into Class B Common Stock and create a new Class A Common Stock. The rights, powers and limitations of the Class A Common Stock and the Class B Common Stock are set forth in full in the proposed Article Fourth of the Company's Certificate of Incorporation. The full text of Article Fourth as proposed to be amended is set forth as Annex A to this Proxy Statement and incorporated herein by reference. The following summary should be read in conjunction with, and is qualified in its entirety to reference to, such Annex A.

  Identical Rights. Except as otherwise expressly provided in the Company's Certificate of Incorporation, all shares of the Common Stock will be identical and will entitle the holders of the Common Stock to the same rights and privileges.

  Dividends. Subject to the prior rights and preferences of the Preferred Stock, if any, the holders of record of the Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors out of any funds of the Company, except that (i) if dividends are declared that are payable in shares of Common Stock, such stock dividends will be payable at the same rate on each class of Common Stock and will be payable in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock and (ii) if dividends are declared that are payable in shares of common stock of another company, then such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock and the Class B Common Stock.

  Stock Splits. The Company will not subdivide, by stock split, reclassification, stock dividend, recapitalization or other subdivision, or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock are capable of being proportionately subdivided or combined.

  Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution or winding-up of the Company, as such terms are used herein, will not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other company or companies or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Company.

  Voting Rights. The holders of shares of the Class A Common Stock and the Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to 20 votes, except as otherwise provided by law.

  Consideration on Merger, Consolidation, Business Combination. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock will be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights differ among the Class A Common Stock and the Class B Common Stock.

  Preemptive Rights; Subscription Rights; Cumulative Voting. Stockholders of the Company will not be entitled to preemptive or subscription rights or to cumulative voting.

CERTAIN ANTI-TAKEOVER EFFECTS

  The Amendment. The Amendment could result in certain anti-takeover effects. Currently, a person cannot succeed in a takeover of the Company without making an offer acceptable to the Founder, because of his substantial ownership of voting stock. Implementation of the Amendment will not change the voting power of the Founder, but it will give the Company more flexibility to issue Common Stock without substantial diminution of the voting power of the existing stockholders, including the Founder. If stockholders were to reject the Amendment and if the Company were to sell a substantial amount of Existing Common Stock, the chances of success might improve for a tender offer or other takeover proposal or a proxy contest which would remove incumbent directors notwithstanding the opposition of the Founder.

  On the foregoing assumptions, the Amendment might be said to reduce the possibility of the stockholders receiving and accepting hostile takeover bids, which are often made at premiums over then-current market prices of the target company's stock. The Amendment may also render more difficult or discourage mergers, proxy contests, removal of current management or other changes in control of the Company which may be desired by substantial holders of the Company's equity securities, particularly if their holdings are primarily Class A Common Stock.

  Section 203 of the Delaware General Corporation Law. Because the Company has not by a provision in its Certificate of Incorporation elected otherwise, it is subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which imposes certain restrictions, described below, on "business combinations" with an "interested stockholder" that could produce anti-takeover effects in certain circumstances. Section 203 defines a business combination to include (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, lease, exchange, mortgage, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

  Subject to certain exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (not counting those shares owned by directors who are also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Under the rules of the Securities and Exchange Commission, in order to be included in the Company's Proxy Statement for the 1999 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company no later than the close of business on September 10, 1998.

  Please date, sign and return the proxy at your earliest convenience. A prompt return of your proxy will be appreciated as it will save the expense of further mailing.

                                           By order of the Board of Directors,

                                                 /s/ RICHARD A. COGDILL

                                                   RICHARD A. COGDILL
                                             Executive Vice President, Chief
                                                    Financial Officer,
                                                 Secretary and Treasurer
Pittsburg, Texas
June 9, 1998

                                    ANNEX A

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                          PILGRIM'S PRIDE CORPORATION

  Pilgrim's Pride Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

  (a) The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

  (b) Article Fourth of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

  "FOURTH:

 Authorized Shares

  The total number of shares of stock which the Corporation shall have authority to issue is 165,000,000 shares, consisting of the following:

    (1) 100,000,000 shares of Class A common stock, par value $.01 per share (the "Class A Common Stock");

    (2) 60,000,000 shares of Class B common stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"); and

    (3) 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

  Upon the filing of this Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's common stock, par value $.01 per share, issued and outstanding immediately prior to the Effective Time (the "Existing Common Stock"), including shares held in the treasury of the Corporation, shall be automatically reclassified, changed, and converted into one fully paid and nonassessable share of Class B Common Stock, par value $.01 per share. Any stock certificate that, immediately prior to the Effective Time, represents shares of the Existing Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Class B Common Stock equal to the number of shares of the Existing Common Stock represented by such certificate prior to the Effective Time.

 Designations, Preferences, etc. of the Capital Stock

  The designations, preferences, powers, qualifications, and special or relative rights or privileges of the capital stock of the Corporation shall be as set forth below.

 Common Stock

  (1) Identical Rights. Except as herein otherwise expressly provided, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

  (2) Dividends on the Common Stock.

    (a) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Corporation's board of directors (the "Board of Directors") at any time and from time to time out of any funds of the Corporation legally available therefor, except that (i) if dividends are declared that are payable in shares of Common Stock, then such stock dividends shall be payable at the same rate on each class of Common Stock and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock and in shares of Class B Common Stock to holders of Class B Common Stock and (ii) if dividends are declared that are payable in shares of common stock of another corporation, then such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

    (b) Dividends payable under this subparagraph (2) shall be paid to the holders of record of the outstanding shares of Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any shares of Common Stock issued as a dividend pursuant to this subparagraph (2) shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges.

    (c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Common Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment or setting apart is prohibited by applicable law.

  (3) Stock Splits Relating to the Common Stock. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of both classes of Common Stock shall be proportionately subdivided or combined.

  (4) Liquidation Rights of the Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this subparagraph (4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

  (5) Voting Rights of the Common Stock.

    (a) The holders of the Class A Common Stock and the Class B Common Stock shall vote as a single class on all matters submitted to a vote of the stockholders, with each share of Class A Common Stock being entitled to one
  (1) vote and each share of Class B Common Stock being entitled to twenty
  (20) votes, except as otherwise provided by law.

    (b) No holder of Common Stock shall be entitled to preemptive or subscription rights.

  (6) Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Common Stock and Class B Common Stock must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Common Stock and the Class B Common Stock.

 Preferred Stock

  Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the relative powers, rights, preferences and limitations of the shares of each series and the variations in the relative powers, rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series."

  IN WITNESS WHEREOF, Pilgrim's Pride Corporation has caused this Certificate
to be executed by Lonnie A. Pilgrim, its authorized officer, on this     day
of                , 1998.

                                          PILGRIM'S PRIDE CORPORATION

                                          _____________________________________
                                          Lonnie A. Pilgrim, Chairman of the
                                          Board of Directors and Chief
                                          Executive Officer

                    Please date this proxy and sign your name exactly as it appears hereon. Persons signing in a representative capacity should indicate their capacity. A proxy for shares held in joint ownership should be signed by each owner.

              Please Execute This Proxy and Return Promptly in the
                   Enclosed Self-Addressed Stamped Envelope.

                          PILGRIM'S PRIDE CORPORATION
                             110 SOUTH TEXAS STREET
                             PITTSBURG, TEXAS 75686

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lonnie "Bo" Pilgrim and Clifford E. Butler, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and to vote, as designated below, all the shares of Common Stock of Pilgrim's Pride Corporation (the "Company") held of record by the undersigned at the close of business on June 1, 1998 at the Special Meeting of Stockholders to be held on June 30, 1998 or any adjournment thereof.


                                                       (continued on other side)

                                         [ x ] Please mark your votes as this

                              --------------------
              AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION

1. Amend the Company's Certificate of Incorporation to (i) reclassify the existing common stock of the Company as Class B Common Stock, (ii) authorize a new class of common stock, designated as Class A Common Stock,
     (iii) increase the number of authorized shares of capital stock from 50,000,000 shares to 165,000,000 shares, consisting of 5,000,000 shares of preferred stock, 100,000,000 shares of Class A Common Stock and 60,000,000 shares of Class B Common Stock, and (iv) establish the rights, powers and limitations of the Class A Common Stock and the Class B Common Stock.

                  FOR          AGAINST          ABSTAIN
                 [   ]          [   ]            [   ]

2. In their discretion such other business as may properly come before the Special Meeting.

--------------------------------------------------------------------------------


                UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE
                AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                INCORPORATION.


                ----------------------------------------------------
                Date


                ----------------------------------------------------
                Signature of Stockholder


                ----------------------------------------------------
                Signature if held jointly